Exhibit 99.1

EXECUTION COPY

ASSIGNMENT OF ASSET PURCHASE AGREEMENT

          This Assignment of Asset Purchase Agreement (this “Assignment”) is made as of the 20th day of December, 2007, by VERSO TECHNOLOGIES, INC., a Minnesota corporation (“Assignor”), in favor of VERSO BACKHAUL SOLUTIONS, INC., a Georgia corporation and wholly-owned subsidiary of Assignor (“Assignee”). Capitalized term used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement dated as of the date hereof, by and between Assignor, as “Buyer”, and NMS COMMUNICATIONS CORP., a Delaware corporation, as “Seller” (the “Asset Purchase Agreement”). Pursuant to Section 2.10 of the Asset Purchase Agreement, Assignor desires to assign its right to purchase the Purchased Assets and all of Assignor’s rights associated and related thereto under the Asset Purchase Agreement to Assignee.

          FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged by Assignor, Assignor hereby assigns to Assignee, subject to Section 2.10 of the Asset Purchase Agreement, all of Assignor’s rights and obligations as “Buyer” with respect to the Purchased Assets and designates Assignee as a Buyer Designee for purpose of the Asset Purchase Agreement, and Assignee hereby accepts such assignment and assumes such obligations and agrees to be fully bound to Seller with respect thereto.

          This Assignment may be executed in multiple counterparts, together which shall constitute the whole of this instrument.

          IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

ASSIGNOR:	ASSIGNEE:

VERSO TECHNOLOGIES, INC.	VERSO BACKHAUL SOLUTIONS, INC.

By:	/s/ Martin D. Kidder	By:	/s/ Martin D. Kidder
Its:	CFO	Its:	President